    As filed with the Securities and Exchange Commission on March 25, 1997.
                                                        Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                _______________
                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                _______________
                    EQUITY COMPRESSION SERVICES CORPORATION
            (Exact name of registrant as specified in its charter)

         OKLAHOMA                                          73-1345732
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                        20 EAST 5TH STREET, SUITE 1500
                            TULSA, OKLAHOMA  74103
         (Address, including zip code, of principal executive offices)
                                _______________

                          EMPLOYEE STOCK OPTION PLAN
                          DIRECTOR STOCK OPTION PLAN
                        1994 DIRECTOR STOCK OPTION PLAN
                              DIRECTOR STOCK PLAN
                           (Full title of the plan)
                                _______________

                               MATTHEW S. RAMSEY
                    EQUITY COMPRESSION SERVICES CORPORATION
                        20 EAST 5TH STREET, SUITE 1500
                            TULSA, OKLAHOMA  74103
                                (918) 587-5815
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                               GREG S. SCHARLAU
                 CONNER & WINTERS, A PROFESSIONAL CORPORATION
                            2400 FIRST PLACE TOWER
                               15 E. 5TH STREET
                            TULSA, OKLAHOMA  74103
                                _______________

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                             Proposed maximum    Proposed maximum
 Title of securities         Amount           offering price         aggregate            Amount of
  to be registered     to be registered(1)     per share(2)      offering price(2)    Registration fee
-------------------------------------------------------------------------------------------------------
 Common Stock,           1,838,213 shares          $1.56           $2,867,612.28           $869.00
 par value $.01 per
 share
======================================================================================================

(1) The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired or surrendered options or pursuant to the antidilution adjustment provisions of the plans.

(2) Solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the closing bid and asked prices for the Common Stock on the Nasdaq Small Cap Market on March 19, 1997.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated in this Registration Statement by reference:

     (1) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995;

     (2) The Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

     (3) The Registrant's Current Report on Form 8-K dated December 19, 1996, and filed with the Commission on January 3, 1997; and

     (4) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-B filed with the Commission on January 3, 1990.

     In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant's Bylaws provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the fullest extent not prohibited by the Oklahoma General Corporation Act.

     Under Section 1031 of the Oklahoma General Corporation Act, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     The Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides that to the maximum extent permitted by the Oklahoma General Corporation Act, a director of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director. The Oklahoma General Corporation Act permits Oklahoma corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute and the Certificate of Incorporation are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations or law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director derived an improper personal benefit.

     The foregoing summaries are necessarily subject to the complete text of the statutes, the Certificate of Incorporation and Bylaws referred to above and are qualified in their entirety by reference thereto.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS*.

 **4.1  Certificate of Incorporation.
 **4.2  Amendment to Certificate of Incorporation.
   4.3 Bylaws (incorporated herein by reference to Exhibit 3.5 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-30686)(the "S-4 Registration Statement")).
   4.4 Hawkins Energy Corporation Director Stock Option Plan (incorporated herein by reference to Exhibit 4.3 to the Registrant's S-4 Registration Statement).
   4.5 Hawkins Energy Corporation 1994 Director Stock Option Plan (incorporated herein by reference to Exhibit 10.8 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1994).
 **4.6  Hawkins Energy Corporation Director Stock Plan.
 **4.7 Form of Agreement used to grant nonqualified stock options under the Hawkins Energy Corporation 1994 Director Stock Option Plan and Director Stock Plan.
 **4.8  Hawkins Energy Corporation Amended and Restated Employee Stock Option
        Plan.
 **5    Opinion of Conner & Winters, A Professional Corporation.
**23.1  Consent of Coopers & Lybrand L.L.P.
**23.2  Consent of Conner & Winters, A Professional Corporation (included in
        Exhibit 5 hereto).
**24    Power of Attorney (included in this Part II).
______________
*    Exhibits not included are not applicable.
**   Filed herewith.


ITEM 9.  UNDERTAKINGS.

     1.   The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on March 25, 1997.

                                    EQUITY COMPRESSION SERVICES


                                    By:  /s/ Thomas F. Ostrye
                                         ---------------------------------------
                                         Thomas F. Ostrye
                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew S. Ramsey and Thomas F. Ostrye, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

        SIGNATURE                             TITLE                         DATE
        ---------                             -----                         ----
/s/ Richard D. Brannon                 Chairman of the Board of           March 25, 1997
-----------------------------
Richard D. Brannon                      Directors and Director

/s/ Matthew S. Ramsey                Chief Executive Officer and          March 25, 1997
-----------------------------
Matthew S. Ramsey                   Director (principal executive
                                               officer)

/s/ Thomas F. Ostrye                  President, Chief Operating          March 25, 1997
-----------------------------
Thomas F. Ostrye                         Officer and Director
                                      (principal accounting and
                                          financial officer)

/s/ Charles M. Butler, III                     Director                   March 25, 1997
-----------------------------
Charles M. Butler, III

/s/ Ray C. Davis                               Director                   March 25, 1997
-----------------------------
Ray C. Davis

/s/ Clifford S. Lewis                       Director          March 25, 1997
-----------------------------
Clifford S. Lewis

/s/ Don E. Smith                            Director          March 25, 1997
-----------------------------
Don E. Smith

/s/ Jon P. Stephenson                       Director          March 25, 1997
-----------------------------
Jon P. Stephenson

/s/ Kelcy L. Warren                         Director          March 25, 1997
-----------------------------
Kelcy L. Warren

                               INDEX TO EXHIBITS
                               -----------------


Exhibit               Description
-------               -----------

**4.1   Certificate of Incorporation.
**4.2   Amendment to Certificate of Incorporation.
  4.3 Bylaws (incorporated herein by reference to Exhibit 3.5 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-30686)(the "S-4 Registration Statement")).
  4.4 Hawkins Energy Corporation Director Stock Option Plan (incorporated herein by reference to Exhibit 4.3 to the Registrant's S-4 Registration Statement).
  4.5 Hawkins Energy Corporation 1994 Director Stock Option Plan (incorporated herein by reference to Exhibit 10.8 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1994).
**4.6   Hawkins Energy Corporation Director Stock Plan.
**4.7 Form of Agreement used to grant nonqualified stock options under the Hawkins Energy Corporation 1994 Director Stock Option Plan and Director Stock Plan.
**4.8   Hawkins Energy Corporation Amended and Restated Employee Stock Option
        Plan.
**5     Opinion of Conner & Winters, A Professional Corporation.
**23.1  Consent of Coopers & Lybrand L.L.P.
**23.2  Consent of Conner & Winters, A Professional Corporation (included in
        Exhibit 5 hereto).
**24    Power of Attorney (included in this Part II).
______________
*    Exhibits not included are not applicable.
**   Filed herewith.